Exhibit 21.1

AAR CORP.

Subsidiaries, Affiliated Companies, and Joint Ventures

Name(1)	Place of Incorporation	Ownership %(2)
AAR CORP.	Delaware
AAR do Brasil Ltda.	Brazil	0.1%
Rags of Honor, LLC	Illinois	10%
AAR Aircraft & Engine Sales & Leasing, Inc. (3)	Illinois
AAR Asset Management, LLC	Delaware
AAR International Financial Services, L.L.C.	Illinois	10%
AAR Aircraft Services, Inc. (4)	Illinois
Aviation Maintenance Staffing, Inc.	Delaware
Aeronautica Corporation(5)	Illinois
AAR Airlift Group, Inc. (6)	Florida
AAR Airlift Group Afghanistan Inc. Logistic Services(7)	Afghanistan	50%
AAR Airlift S.A.S.	Colombia
Wide Open Sky General Trading & Services, LLC	Iraq
AAR Government Services, Inc.	Illinois
AAR Airlift Cyprus Limited	Cyprus
AAR Airlift Panama, Inc.	Panama
AAR Airlift Group Peru S.A.C.	Peru	0.1%
AAR Airlift Group Peru S.A.C.	Peru	99.9%
AAR International, Inc. (8)	Illinois
AAR (25262) LLC	Delaware
AAR Airlift Group Afghanistan Inc. Logistic Services(7)	Afghanistan	50%
AAR Australia, L.L.C.	Illinois
AAR Canada Holdings ULC	British Columbia
AAR Aircraft Services – Windsor ULC(9)	British Columbia
AAR Aircraft Services – Trois Rivieres ULC(10)	British Columbia
AAR Aviation Maintenance Staffing Canada ULC	British Columbia
AAR do Brasil Ltda.	Brazil	99.9%
AAR Global Services – Australia Pty Ltd(11)	Australia
AAR International Financial Services, L.L.C.	Illinois	90%
AARIFS (561) LLC	Illinois
AARIFS (662) LLC	Delaware
AARIFS (25092) LLC	Delaware
AARIFS (25093) LLC	Delaware
AAR Indamer Technics Private Limited (Joint Venture)	India	40%
EAVF Aircraft Holdco Limited (Joint Venture)	Bermuda	2%
EAVF Aircraft Holdco 2 Limited (Joint Venture)	Ireland	5%
Primat Capital LLC (Joint Venture)	Delaware	10%
Primat Capital 2019-I LLC	Delaware
Primat Capital 2020-I LLC	Delaware
Osprey 737-300 Leasing LLC	Delaware

TN-AR Holdings LLC	Delaware	1 Million Class A (Non-voting) Units
AAR Landing Gear Services Sdn. Bhd. (Joint Venture)	Malaysia	49%
AAR Ireland Limited(12)	Ireland
AAR Japan, Inc.	Illinois
AAR Russia Limited (Joint Venture)	Cyprus	50%
Airinmar Limited	United Kingdom
Technisch Handelskantoor Lloyd B.V.	Netherlands
Allen Airmotive Properties B.V.	Netherlands
AAR Manufacturing, Inc. (13)	Illinois
Brown International Corporation(14)	Alabama
AAR Supply Chain, Inc. (15)	Illinois
AAR Allen Services, Inc. (16)	Illinois
AAR Landing Gear LLC (17)	Florida
EP Aviation, LLC	Delaware
AAR Sumisho Aviation Services LLC (Joint Venture) (18)	Delaware	50%

(1)	An italicized name means the entity is a subsidiary of the entity appearing in bold above it. An indentation means the entity is a subsidiary of the entity above.
(2)	Where not wholly owned by AAR CORP. and/or one of its affiliated companies. Joint ventures are so noted.
(3)	Also does business under the name AAR Aircraft Advisory Services.
(4)

Also does business under the names AAR Aircraft Services — Indianapolis, AAR Aircraft Services — Oklahoma, AAR Aircraft Services —Duluth, AAR Aircraft Services — Rockford, AAR Aircraft Services – Miami, and AAR Engineering Services.

(5)	Also does business under the name Aeronautica.
(6)	Also does business under the names AAR Airlift, AAR Airlift Group, AAR Aircraft Services —Melbourne and AAR Rotorcraft Services.
(7)	Also does business under the name AAR Defense Systems & Logistics.
(8)	Also does business under the names AAR Aircraft Component Services International, AAR Engineering Services — Asia, Allen Asset Management.
(9)	Also does business under the name AAR MRO Services-Canada, Windsor (ON).
(10)	Also does business under the name AAR MRO Services-Canada, Trois Rivieres (QC).
(11)	Also does business under the name AAR Defense Systems and Logistics.
(12)	Also does business under the name AAR Aircraft Turbine Center.
(13)	Also does business under the names AAR Mobility Systems, and AAR Manufacturing.
(14)	Also does business under the name AAR Integrated Technologies.
(15)	Also does business under the names AAR Aircraft Turbine Center, AAR Defense Systems & Logistics, Allen Asset Management, AAR Distribution, and Airinmar.
(16)	Also does business under the names AAR Aircraft Component Services, AAR Hermetic, and AAR Petrotech.
(17)	Also does business under the names AAR Landing Gear Services and AAR Wheels and Brakes Services.
(18)	This entity is not a subsidiary but a separate joint venture entity under AAR Supply Chain.